UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 26, 2002

GOOLU INC.

(Exact name of registrant as specified in its charter)

Colorado, U.S.A.	0-26765	Nil

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8th Floor, No. 28 Sec. 3 Roosevelt Road, Taipei, Taiwan, R.O.C.
(Address of principal executive offices)

Registrant’s telephone number, including area code: (604) 683-9262

Item 1. Alteration in Registrant’s capital

Effective August 26, 2002 the whole of the Registrant’s issued shares – being 501,300 voting common shares – were subdivided on a 1 old for 37 new (1:37) basis to become 18,548,100 issued voting common shares.

As a result of the share subdivision described above, the holders of more than 5% of the issued shares of the Registrant and their particulars and shareholdings are as follows:

2

The aggregate number of common shares owned by the Directors and Officers of the Company are:

No. of Shares	No. of Shares owned in aggregate	Percentage

3,700,000	Shih-Hsun Lan and Neng-Tse Shih	19.94%

Item 2. Acquisition or Disposition of Assets

The Company has neither acquired nor disposed of any assets.

Item 3. Bankruptcy

Nil

Item 4. Changes in Registrant’s Certifying Accountant

Nil

Item 5. Other Events

Nil

Item 6. Resignations of Registrant’s Directors

Nil

Item 7. Financial Statements and Exhibits Nil Item 8. Change in Fiscal Year

Nil

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOOLU INC.

(Registrant)

Date:	October 10, 2002	/s/Shih-Hsun Lan – President

(Signature)

Shih-Hsun Lan – President

(Name and Title of signing officer)